Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Adamas Pharmaceuticals, Inc. of our report dated March 4, 2019 relating to the consolidated financial statements, which appears in Adamas Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 7, 2019